UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2013

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4100 Spring Valley Road, Suite 800. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 17, 2013,  Chris Ball voluntarily tendered his resignation as President, CEO and as a member of the Board of Directors of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 17, 2013,  Jack Rabin voluntarily tendered his resignation as CFO of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 17, 2013,  Michael Shahsavari voluntarily tendered his resignation as a member of the Board of Directors of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 18, 2013,  C. Drew Seal voluntarily tendered his resignation as a member of the Board of Directors of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 19, 2013,  Kenneth Johnson voluntarily tendered his resignation as a member of the Board of Directors of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 17, 2013,  Farsheed Ferdowsi voluntarily tendered his resignation as a member of the Board of Directors of XFormity Technologies, Inc. and its wholly-owned subsidiary, XFormity, Inc.  The resignation was effective immediately.

Effective April 17, 2013, the Board of Directors of XFormity Technologies Inc. and its wholly-owned subsidiary, XFormity, Inc. (collectively the “Company”) appointed Sheldon Drobny to serve as President, CEO and CFO of the Company.  Mr. Drobny currently serves as a member of the Board of Directors.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: April 17, 2013	__/s/ Sheldon Drobny Sheldon Drobny, President

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